Exhibit 5.1

July 30, 2021

Kaival Brands Innovations Group, Inc.
4460 Old Dixie Highway

Grant, FL 32949

Re:       Registration Statement on Form S-3 of Kaival Brands Innovations Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 filed on July 30, 2021 (as may be amended, the “Registration Statement”), of an indeterminate amount of the Company’s securities having an aggregate public offering price not to exceed $200,000,000 to be offered from time to time on a delayed or continuous basis pursuant to Rule 415 of the Act. Such securities may include (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) one or more series (senior and subordinated) of the Company’s debt securities (collectively, “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) rights that may represent a right to purchase shares of Common Stock, Preferred Shares, Debt Securities or Units (as defined below), (vi) units consisting of Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination of such securities (the “Units” and, together with the Common Stock, Preferred Stock, Debt Securities, Rights and Warrants, the “Securities”), and (vii) any combination of two or more of the above Securities. The Registration Statement will be supplemented by one or more prospectus supplements.

The Securities may be sold pursuant to an underwriting agreement, placement agency agreement, subscription agreement, rights agreement or other contract (each, an “Issuance Agreement”), which will be in substantially the form to be filed as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement. The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units are to be issued in forms to be filed as exhibits to a report filed pursuant to the Exchange Act or an amendment to the Registration Statement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions and minutes of the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates, written actions and minutes of the board of directors of the Company.

July 30, 2021

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation, as amended to date (as so amended, the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”), and (ii) the Registration Statement.

We have assumed:

(i)	the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document;

(ii)	that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the current Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii)	that any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the current Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time and that an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized and established by proper action of the board of directors of the Company or a duly constituted and acting committee thereof (such board of directors or committee being hereinafter referred to as the “Board” of the Company) and filed with the Secretary of State of the State of Delaware as required under Delaware General Corporation Law (the “DGCL”), and in accordance with the Certificate of Incorporation of the Company, as amended from time to time, the Bylaws of the Company, as amended from time to time, and applicable Delaware law;

(iv)	that any Debt Securities issued pursuant to the Registration Statement will be issued under and pursuant to a senior indenture and/or a subordinated indenture, a form of which will be filed as an exhibit to the Registration Statement (the “Indenture”) and is to be entered into, in each case, between the Company and a trustee (the “Trustee”). Each Indenture may be supplemented, as applicable, in connection with the issuance of each series of Debt Securities by a supplemental indenture or other appropriate action of the Company creating such series;

(v)	that (1) the execution, delivery and performance by the Company of the applicable Indenture will not, and the execution, delivery and performance by the Company of any warrant agreement or other similar agreement entered into in connection with the issuance of any Securities will not, violate the laws of the jurisdiction of incorporation of the Company or any other applicable laws (excepting the internal, substantive laws of the State of New York and, to the limited extent provided herein, the DGCL); and (2) the execution, delivery and performance by the Company of the applicable Indenture will not, and the execution, delivery and performance by the Company of any warrant agreement or other similar agreement entered into in connection with the issuance of any Securities will not, constitute a breach or violation of any agreement or instrument that is binding upon the Company;

July 30, 2021

(vi)	that when the applicable Issuance Agreement providing for the specific terms of a particular issuance of Warrants, Rights or Units, as the case may be, has been duly authorized by the Company and has been duly executed and delivered by the Company and the warrant agent, rights agent or units agent, if any, named in such Issuance Agreement, and Warrants, Rights or Units conforming to the requirements of the related Issuance Agreement have been duly countersigned or authenticated, as required, by the warrant agent, rights agent or units agent, as the case may be, and duly executed and delivered by the Company against payment for such Warrants, Rights or Units in accordance with the terms of such Issuance Agreement, such Warrants, Rights or Units will constitute valid and binding obligations of the Company.
(vii)	that, at the time of each issuance and sale of the Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Securities.

This opinion is limited solely to the DGCL, as applied by courts located in Delaware, and the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, in each case to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement, and we express no opinion with respect to the laws of any other state or jurisdiction. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Each opinion set forth below with respect to enforceability is subject to the following general qualifications:

(a)	enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium, marshaling, fraudulent conveyance or other similar laws and rules of law affecting the enforcement generally of creditors’ or secured parties’ rights and remedies;

(b)	rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds;

July 30, 2021

(c)	enforceability may be limited by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(d)	we express no opinion with respect to the enforceability of:

i.	consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law (as applied by a New York State court), jurisdiction or venue;

ii.	advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights;

iii.	waivers of broadly or vaguely stated rights; and

iv.	provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.

Based on such examination and subject to the foregoing, we are of the opinion that:

1.	With respect to shares of Common Stock, when the shares of Common Stock have been duly registered and delivered, either (i) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the board of directors of the Company (the “Board”), upon payment of the consideration therefor (not less than the par value of the Common Stock), (ii) upon the exercise of Warrants to purchase Common Stock and payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (iii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the stated consideration (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to any particular series of shares of Preferred Stock, when both (a) the Board has adopted a certificate of designation relating to such Preferred Stock conforming to the DGCL (a “Certificate”) and the Certificate has been filed with the Secretary of State of the State of Delaware, and (b) the shares of Preferred Stock have been duly registered and delivered, either (i) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock), (ii) upon the exercise of Warrants to purchase Preferred Stock and payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (iii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the stated consideration (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

July 30, 2021

3.	With respect to Debt Securities to be issued under the applicable Indenture, when (a) the Trustee is qualified to act as Trustee under the applicable Indenture, (b) the Trustee has duly authorized, validly executed and delivered the Indenture, (c) the applicable Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, and the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture.

4.	With respect to the Warrants, when the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, warrant or similar agreement duly authorized, executed and delivered by the Company and any applicable warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and any applicable warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to the Rights, when the Rights have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, rights or similar agreement duly authorized, executed and delivered by the Company and any applicable rights agent and the certificates for the Rights have been duly executed and delivered by the Company and any applicable rights agent, then the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to the Units, when the Units have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, unit or similar agreement duly authorized, executed and delivered by the Company and any applicable unit agent and the certificates for the Units have been duly executed and delivered by the Company and any applicable unit agent, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

July 30, 2021

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP